Exhibit 99.1

Five Prime Therapeutics Announces David V. Smith will Join as Chief Financial Officer

SOUTH SAN FRANCISCO, Calif., Nov. 5, 2018 — Five Prime Therapeutics, Inc. (NASDAQ: FPRX), a clinical-stage biotechnology company focused on discovering and developing innovative immuno-oncology protein therapeutics, today announced that industry veteran David V. Smith will join the company as Executive Vice President and Chief Financial Officer (CFO), effective November 26, 2018.

As CFO, Mr. Smith will report directly to Chief Executive Officer Aron Knickerbocker and be a member of the Executive Team. He will be responsible for overseeing all financial aspects of the company, including accounting and financial reporting, financial planning and analysis, financial operations and tax and treasury, as well as investor relations and procurement.

“We are delighted to welcome David to Five Prime. His wealth of industry and financial leadership experience will serve Five Prime and our stakeholders well,” said Aron Knickerbocker, Chief Executive Officer of Five Prime Therapeutics. “In addition to his depth of experience, David also brings impressive breadth of experience, having worked at a mix of both large and small companies as well as commercial and pre-commercial businesses. I would also like to thank Linda Rubinstein for her excellent work as Interim CFO, which allowed us to be thoughtful and deliberate in our search to find the right individual for the permanent CFO role. We wish Linda well in her future endeavors.”

Mr. Smith brings more than 20 years of experience serving as an executive officer overseeing financial planning and reporting, operations management, investor relations and strategy at multiple companies in the biotechnology industry. He most recently served as Chief Operating Officer of IntegenX, Inc. until its acquisition earlier this year by Thermo Fisher Scientific. He previously served as Chief Financial Officer at each of Thoratec Corporation, Chiron Corporation, and Anergen, Inc., and in various accounting and financial leadership roles at Genentech, Inc.

“I am thrilled to join Five Prime at this exciting time in the company’s growth and development,” said Mr. Smith. “With a robust portfolio of drug candidates and impressive target and product discovery capabilities, Five Prime is well positioned to be a leader in immuno-oncology drug discovery and development. I look forward to working with Aron and all of the team to help make that a reality.”

About Five Prime Therapeutics

Five Prime Therapeutics, Inc. discovers and develops innovative therapeutics to improve the lives of patients with serious diseases. Five Prime’s comprehensive discovery platform, which encompasses virtually every medically relevant extracellular protein, positions it to explore pathways in cancer, inflammation and their intersection in immuno-oncology, an area with significant therapeutic potential and the focus of the company’s R&D activities. Five Prime has entered into strategic collaborations with leading global pharmaceutical companies and has promising product candidates in clinical and preclinical development. For more information, please visit www.fiveprime.com or follow us on LinkedIn, Twitter and Facebook.

Cautionary Note on Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on Five Prime’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. Other factors that may cause actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Five Prime’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” contained therein. Except as required by law, Five Prime assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

CONTACT:

Heather Rowe

Senior Director, Investor Relations and Corporate Communications

415-365-5737

heather.rowe@fiveprime.com